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                                                                     Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-71286, No. 33-51377, No. 33-38501, and No. 33-29801 on Forms S-3, and No.
33-61035, No. 33-39873 and No. 333-88419 on Form S-8 of Cascade Natural Gas Corporation, of our reports dated November 5, 1999, appearing in this Annual Report on Form 10-K of Cascade Natural Gas Corporation for the year ended September 30, 1999.

DELOITTE & TOUCHE LLP

Seattle, Washington
December 20, 1999